QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 14, 2003

UBIQUITEL INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation	000-30761 (Commission File No.)	23-3017909 (IRS Employer Identification No.)
ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA	19428
(Address of principal executive office)	(Zip code)

Registrant's telephone number, including area code: (610) 832-3311

Not Applicable
(Former Names or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On February 14, 2003, UbiquiTel Inc.'s (the "Registrant") wholly-owned subsidiary UbiquiTel Operating Company made an announcement concerning its pending offer to exchange, in a private placement, up to $56,250,000 aggregate principal amount of its new 14% Senior Discount Notes due May 15, 2010 for up to $225,000,000 principal amount of its outstanding 14% Senior Subordinated Discount Notes due April 15, 2010 in the following press release:

FOR IMMEDIATE RELEASE	CONTACT:
Brighid de Garay UbiquiTel Inc. (610) 832-3311

UBIQUITEL OPERATING COMPANY
TO COMPLETE
PRIVATE OFFER OF NEW NOTES FOR
EXISTING 14% SENIOR SUBORDINATED
DISCOUNT NOTES DUE 2010

        CONSHOHOCKEN, Pa.—February 14, 2003—UbiquiTel Operating Company (the "company"), a wholly-owned subsidiary of UbiquiTel Inc. (Nasdaq-SCM: UPCS), today made an announcement regarding its pending offer to exchange, in a private placement, up to $56,250,000 aggregate principal amount of its new 14% Senior Discount Notes due May 15, 2010 (the "New Notes") for up to $225,000,000 principal amount of its outstanding 14% Senior Subordinated Discount Notes due April 15, 2010 (the "Existing Notes").

        The company announced that it has waived the requirement that eligible holders tender their Existing Notes prior to 5:00 p.m., EST on Wednesday, February 5, 2003, the early participation date, in order to be eligible to receive $50 in cash for each $1,000 principal amount of Existing Notes tendered and accepted. As a result, the company will make the cash payment for all notes validly tendered prior to 5:00 p.m., EST, on Friday, February 21, 2003, the expiration date, and accepted by the company. The company intends to accept all notes validly tendered (subject to proration as described below) and intends to complete the offer promptly after the expiration date.

        As previously announced, in addition to the $50 cash payment, the company is offering to issue $250 in principal amount of New Notes for each $1,000 principal amount of Existing Notes validly tendered and accepted up to a maximum of $225,000,000 principal amount of Existing Notes. If more than $225,000,000 in aggregate principal amount of Existing Notes are validly tendered prior to the expiration date, the company will accept tenders from holders on a pro rata basis.

        The expiration date of the offer is 5:00 p.m., EST, on Friday, February 21, 2003. Except for the waiver of the early participation date referred to above, all terms and conditions of the offer remain in effect. The company does not intend to make any other waiver or amendment of the terms of the offer.

        The offer is only being made inside the United States to investors who are qualified institutional buyers or accredited investors, and outside the United States to non-U.S. persons. The New Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The company will enter into a registration rights agreement pursuant to which it will agree to file an exchange offer registration statement with the Securities and Exchange Commission under which the New Notes may be exchanged for registered notes having substantially identical terms.

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction.

        Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in the company's forward-looking statements, including the following factors: the company's ability to finalize and enter into the consent and amendment to its senior secured credit facility on satisfactory terms and conditions and to satisfy the required conditions thereunder; the company's ability to finalize and consummate the new financing to fund the cash portion of the offer on terms acceptable to it, if at all, and to satisfy the required conditions thereunder; the company's dependence on its affiliation with Sprint PCS; the competitiveness of and changes in Sprint's pricing plans, products and services; increased competition in the company's markets; the potential to experience a high rate of customer turnover; Sprint PCS' credit policies; customer quality; changes in Sprint's fee structure with the company; the company's reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint PCS to provide back office, customer care and other services; anticipated future losses; adequacy of bad debt and other reserves; the company's debt level; rates of penetration in the wireless industry; the company's ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel Inc.'s and UbiquiTel Operating Company's forward-looking statements are included in their filings with the Securities and Exchange Commission, specifically in the "Business-Risk Factors" section of their joint Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of their joint Annual Report on Form 10-K for the fiscal year ended December 31, 2001, joint Quarterly Reports on Form 10-Q/A for the fiscal quarters ended March 31, 2002 and June 30, 2002 and joint Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, and in subsequent filings by the company and/or UbiquiTel Inc. with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

        ###

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.
Date: February 18, 2003	By:	/s/ JAMES J. VOLK James J. Volk Chief Financial Officer

QuickLinks

  Item 5. Other Events
SIGNATURES